As filed with the Securities and Exchange Commission on August 9, 2022

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

Registration Statement UNDER THE SECURITIES ACT OF 1933

____________________

INSEEGO CORP.

(Exact name of registrant as specified in its charter)

Delaware		81-3377646
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
____________________
9710 Scranton Road, Suite 200 San Diego, CA 92121 (858) 812-3400
(Address of Principal Executive Offices)

____________________

Inseego Corp. 2018 Omnibus Incentive Compensation Plan

Amended and Restated Inseego Corp. 2000 Employee Stock Purchase Plan

(Full Title of the Plans)

____________________

Kurt E. Scheuerman

Senior Vice President and General Counsel

Inseego Corp.

9710 Scranton Road, Suite 200

San Diego, CA 92121

(858) 812-3400

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

____________________

Copy to:

Teri E. O’Brien

Latham & Watkins LLP
12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) has been filed by Inseego Corp., a Delaware corporation (the “Registrant”), to register (i) 8,000,000 additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), available for issuance under the Inseego Corp. 2018 Omnibus Incentive Compensation Plan, as amended (the “2018 Plan”), and (ii) 1,250,000 additional shares of Common Stock available for issuance under the Amended and Restated Inseego Corp. 2000 Employee Stock Purchase Plan, as amended (the “ESPP”). This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on each of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on January 12, 2001 (File No. 333-53692), December 29, 2006 (File No. 333-139730), August 15, 2007 (File No. 333-145482), May 15, 2009 (File No. 333-159287), November 10, 2009 (File. No. 333-163032) November 10, 2009 (File No. 333-163033), August 25, 2011 (File No. 333-176489), August 29, 2013 (File No. 333-190879), March 11, 2015 (File No. 333-202648), October 1, 2015 (File No. 333-207233), December 8, 2016 (File No. 333-214965), November 8, 2017 (File No. 333-221405), August 10, 2018 (File No. 333-226754), August 14, 2020 (File No. 333-246367), and March 9, 2022 (File No. 333-263381) and pursuant to Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 filed with the SEC on August 2, 2004 (File No. 333-53692) and Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 filed with the SEC on August 9, 2019 (File No. 333-207233) (collectively, the “Prior Registration Statements”).

In accordance with General Instruction E to Form S-8 regarding registration of additional securities, the contents of the Prior Registration Statements referenced above are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the 2018 Plan or the ESPP, respectively, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the SEC either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed by the Registrant with the SEC on March 1, 2022, as amended by the Registrant’s Annual Report on Form 10-K/A, filed by the Registrant with the SEC on May 2, 2022;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, filed by the Registrant with the SEC on May 4, 2022 and August 9, 2022, respectively;

(c)	the Registrant’s Current Report on Form 8-K, filed by the Registrant with the SEC on August 9, 2022;

(d)	the Proxy Statement for the Registrant’s 2022 Annual Meeting of Stockholders, on Form 14A, filed by the Registrant with the SEC on June 24, 2022; and

(e)	the description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form 8-A (Registration No. 333-42570), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 29, 2000, including any amendments or reports filed for the purpose of updating such description, as amended by the current report on Form 8-K12G3, filed by the Registrant with the SEC on November 9, 2016.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

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You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Inseego Corp.

9710 Scranton Road, Suite 200

San Diego, CA 92121

(858) 812-3400

Attn: Secretary

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Item 8.  Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12G3. (File No. 000-31659), filed on November 9, 2016).

3.2	Amended and Restated Bylaws of Inseego Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12G3 (File No. 000-31659), filed on November 9, 2016).

3.3	Certificate of Designation of Series D Junior Participating Preferred Stock of Inseego Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-31659), filed on January 22, 2018).

3.4	Certificate of Designation of Series E Fixed-Rate Cumulative Perpetual Preferred Stock of Inseego Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38358), filed on August 13, 2019).

3.5	Certificate of Amendment to Certificate of Designation of Series E Fixed-Rate Cumulative Perpetual Preferred Stock of Inseego Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38358), filed on March 10, 2020).

4.1	Form of Inseego Corp. Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12G3 (File No. 000-31659), filed on November 9, 2016).

4.2	Description of Equity Securities Registered under Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-38358), filed on March 1, 2021).

5.1*	Opinion of Latham & Watkins LLP.

10.1	Inseego Corp. 2018 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38358), filed on August 9, 2022).

10.2	Amended and Restated Inseego Corp. 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38358), filed on August 9, 2022).

23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney is contained on the signature page.

107*	Filing Fee Table.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 7, 2022.

INSEEGO CORP.

By: /s/ Ashish Sharma
Ashish Sharma
President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Ashish Sharma and Robert Barbieri, jointly and severally, his or her attorneys-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign this Registration Statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ashish Sharma
Ashish Sharma	President and Chief Executive Officer (Principal Executive Officer)	August 7, 2022

/s/ Robert Barbieri
Robert Barbieri	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2022

/s/ Jeffrey Tuder
Jeffrey Tuder	Chairman of the Board of Directors	August 5, 2022

/s/ James B. Avery
James B. Avery	Director	August 8, 2022

/s/ Stephanie Bowers
Stephanie Bowers	Director	August 9, 2022

/s/ Christopher Harland
Christopher Harland	Director	August 5, 2022

/s/ Christopher Lytle
Christopher Lytle	Director	August 5, 2022

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